Exhibit 10.1

FIRST AMENDMENT AND JOINDER TO
AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT AND JOINDER TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of February 24, 2017 is among: DCP MIDSTREAM, LP (f/k/a DCP Midstream Partners, LP), a Delaware limited partnership (the “Parent”), DCP MIDSTREAM OPERATING, LP, a Delaware limited partnership (the “Borrower”), MIZUHO BANK, LTD., as the successor administrative agent (together with its successors and assigns in such capacity, the “Successor Agent”) and the new swingline lender (together with its successors and assigns in such capacity, the “New Swingline Lender”), WELLS FARGO BANK, NATIONAL ASSOCIATION (in its individual capacity, “Wells Fargo”), as the resigning administrative agent (in such capacity, the “Resigning Agent”) and as the exiting swingline lender (in such capacity, the “Exiting Swingline Lender”), the undersigned Issuing Lenders (under and as defined in the Credit Agreement referred to below), the undersigned Lenders constituting the Required Lenders (under and as such terms are defined in the Credit Agreement referred to below) and the undersigned New Lender (as such term is defined below). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to such terms in the Credit Agreement, as amended hereby.
R E C I T A L S
A.    The Borrower, the Parent, the Resigning Agent and certain lenders (not including the New Lender referred to below) (the “Existing Lenders”) are parties to that certain Amended and Restated Credit Agreement dated as of May 1, 2014 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Prior Credit Agreement”, and as further amended, restated, supplemented, or otherwise modified from time to time thereafter, including pursuant to this Amendment, the “Credit Agreement”).
B.    Pursuant to the Credit Agreement, the Existing Lenders have made Loans to the Borrower and provided certain other Extensions of Credit to the Borrower.
C.    The Borrower has requested that (i) The Toronto-Dominion Bank, New York Branch (the “New Lender”) become a Lender under the Credit Agreement, with a Revolving Credit Commitment in the amount set forth opposite the New Lender’s name on Schedule 11.10(c) to the Credit Agreement (as amended hereby), (ii) the New Swingline Lender becomes the sole Swingline Lender under the Credit Agreement with a Swingline Commitment in the amount set forth in the definition thereof (as amended hereby), and (iii) each Issuing Lender’s L/C Commitment under the Credit Agreement be re-sized to reflect the respective L/C Commitment in the amount set forth for such Issuing Lender in the definition of L/C Commitment (as amended hereby).
D.    The parties hereto desire to amend the terms of the Credit Agreement as set forth herein.
A G R E E M E N T
In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Replacement of Administrative Agent. Notwithstanding anything to the contrary set forth in the Credit Agreement or any other Loan Document and simultaneously with the effectiveness of this Amendment:
1.01    Resignation of Resigning Agent. The Resigning Agent, with the consent of each of the other parties to this Amendment, hereby resigns as Administrative Agent under the Prior Credit Agreement and is hereby discharged from all duties and obligations as Administrative Agent under the Prior Credit Agreement and the other Loan Documents (including this Amendment, the Credit Agreement and any other Loan Documents), except as provided in this Section 1 or as otherwise expressly stated in any Loan Document as surviving such resignation. For the avoidance of doubt, as of the First Amendment Effective Date, no additional amounts shall be due and payable to the Resigning Agent under the Wells Fargo Fee Letter (as defined in the Prior Credit Agreement) or any other Loan Document in its capacity as “Administrative Agent” under the Prior Credit Agreement, except as provided in this Section 1 or as otherwise expressly stated in such Loan Document as surviving such resignation.
1.02    Appointment of Successor Agent. The Successor Agent is hereby irrevocably designated and appointed by the undersigned Lenders (including the New Lender and the New Swingline Lender) and the undersigned Issuing Lenders, with the consent of each of the other parties to this Amendment, to act on behalf of each Lender and each Issuing Lender as the Administrative Agent under the Credit Agreement and under the other Loan Documents and is authorized to take such actions on any Lender’s or any Issuing Lender’s behalf and to exercise such powers as are delegated to the Administrative Agent by the terms thereof, together with such actions and powers as are reasonably incidental thereto. The Successor Agent hereby accepts its appointment to act as the Administrative Agent under the Credit Agreement and the other Loan Documents.
1.03    Rights, Duties and Obligations. The Successor Agent hereby succeeds to and is vested with any and all residual rights, powers, privileges and duties of the Administrative Agent under and in connection with the Prior Credit Agreement and each of the Loan Documents (collectively, the “Assigned Loan Documents”), it being understood that nothing in this Amendment shall affect the continuing validity of the indemnification, exculpation, expense reimbursement and other applicable provisions of Article X and Section 11.3 of the Prior Credit Agreement with respect to any actions taken or omitted to be taken by the Resigning Agent, any of its subagents and any of their respective Related Parties while the Resigning Agent was acting as Administrative Agent, all of which shall survive the Resigning Agent’s resignation and shall continue in effect for the benefit of the Resigning Agent, any of its subagents and their respective Related Parties. Notwithstanding anything in this Amendment to the contrary, the parties hereto agree that this Amendment does not constitute an assumption by (a) the Successor Agent of any liability or obligation of the Resigning Agent or any of its Affiliates or any appointee or agent of the Resigning Agent arising out of or in connection with any action or inaction by the Resigning Agent, any Affiliate of the Resigning Agent or any appointee or agent of the Resigning Agent under or in connection with the Prior Credit Agreement or any other “Loan Document” as defined therein, or (b) the Resigning Agent of any liability or obligation of the Successor Agent or any of its Affiliates or any appointee or agent of the Successor Agent arising out of any action or inaction by the Successor Agent, any Affiliates of the Successor Agent or such appointee or agent under the Credit Agreement, as amended hereby, or any other Loan Document (as defined in the Credit Agreement, as amended hereby). The parties hereto agree that (i) the Successor Agent, shall bear no responsibility or liability for any event, circumstance, condition or action existing prior to the effectiveness of this Amendment with respect to the Prior Credit Agreement, any other “Loan Document” as defined therein, or the transactions contemplated thereby, and (ii) the Resigning Agent, shall bear no responsibility or liability for any event, circumstance, condition or action arising on or after the effectiveness of this Amendment with respect to the Prior Credit Agreement, any other “Loan Document” as defined therein, the Credit Agreement, as amended hereby, any Loan Document (as defined in the Credit Agreement, as amended hereby), or the transactions contemplated thereby.
1.04    Disbursement Status. The Resigning Agent has made available to the Successor Agent, (a) with respect to each Lender, the outstanding principal amount of the Loans owing to such Lender, (b) each outstanding Interest Period, the aggregate principal amount of the Loans subject to each such Interest Period, and the LIBOR Rate applicable to each such Interest Period, (c) the aggregate accrued and unpaid interest on the Loans, (d) the accrued and unpaid interest on the Loans owing to each Lender, (e) to the knowledge of the Resigning Agent, any other fees, charges and expenses due and payable to the Lenders, in each case as of the date hereof. The Resigning Agent acknowledges and agrees that it has delivered to the Successor Agent a true, accurate and correct copy of the Register as of the date hereof and such other information with respect to the Lenders and the Prior Credit Agreement as has been reasonably requested by the Successor Agent.
1.05     Undertakings.
(a)    The Resigning Agent shall be reimbursed by the Borrower for, to the extent invoiced, all of the Resigning Agent’s reasonable out-of-pocket expenses (including the reasonable fees, charges and disbursements of its counsel) incurred in connection with performing its obligations under this Section 1.05, subject to the limitations and other terms set forth in Section 11.3 of the Prior Credit Agreement (it being understood that, notwithstanding the resignation of the Resigning Agent from its capacity as Administrative

Agent under the Prior Credit Agreement, this clause (a) shall require the reimbursement of expenses attributable to the obligations of the Resigning Agent hereunder as if such expenses were incurred in connection with the Resigning Agent’s administration of the Prior Credit Agreement on the terms set forth in Section 11.3 of the Prior Credit Agreement).
(b)    Each of the Borrower, the Successor Agent and the Resigning Agent agrees for its mutual benefit that, to the extent requested by any other party hereto, it shall (i) execute, and the Borrower shall take all commercially reasonable efforts to cause the other Credit Parties to execute, all documents as are reasonably requested by any such party to transfer the rights and privileges of the Resigning Agent under the Assigned Loan Documents to the Successor Agent and (ii) take all actions reasonably requested by such other party to facilitate the transfer of information to the Successor Agent in connection with the Assigned Loan Documents. It is the intention and understanding of the parties hereto that any exchange of information under this Amendment that is otherwise protected against disclosure by privilege, doctrine or rule of confidentiality (such information, “Privileged Information”), whether before or after the effectiveness of this Amendment (x) shall not waive any applicable privilege, doctrine or rule of protection from disclosure, (y) shall not diminish the confidentiality of the Privileged Information and (z) shall not be asserted as a waiver of any such privilege, doctrine or rule by the Resigning Agent or the Successor Agent.
(c)    In the event that, after the effectiveness of this Amendment, the Resigning Agent receives any principal, interest or other amount owing to any Lender or the Successor Agent under the Credit Agreement, as amended hereby, or any Assigned Loan Document, or receives any instrument, agreement, report, financial statement, insurance policy, notice or other document delivered to it as a result of its former capacity as Administrative Agent under the Prior Credit Agreement, the Resigning Agent agrees to promptly forward the same to the Successor Agent and to hold the same in trust for the Successor Agent until so forwarded; provided, that the Resigning Agent’s failure to forward any such instrument, agreement, report, financial statement, notice or other document shall not create any claim or cause of action on the part of the Successor Agent against the Resigning Agent for any reason whatsoever.
1.06    Reliance; Limitation on Liability.
(a)    Each of the Resigning Agent (solely with respect to performing its obligations under this Amendment) and the Successor Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been executed or sent by the proper Person. Each of the Resigning Agent (solely with respect to performing its obligations under this Amendment) and the Successor Agent may also rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each of the Resigning Agent (solely with respect to performing its obligations under this Amendment) and the Successor Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts upon which they rely in good faith.
(b)    Successor Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, the records and other information supplied to it by the Resigning Agent, the Borrower or any of their respective Affiliates, and in no event shall the Successor Agent have any liability in respect of the calculations, determinations or distributions made by the Lenders or the Resigning Agent prior to the effectiveness of this Amendment, nor shall the Successor Agent have any liability after the effectiveness of this Amendment to the extent that any calculation, determination or distribution is made by it based in whole or in part on information supplied to it by the Resigning Agent, the Borrower or any of their respective Affiliates.
Section 2.    Replacement of Swingline Lender. Notwithstanding anything to the contrary set forth in the Credit Agreement or any other Loan Document and simultaneously with the effectiveness of this Amendment:

2.01    Discharge of Exiting Swingline Lender. The Exiting Swingline Lender, with the consent of each of the parties to this Amendment, is hereby discharged from all duties and obligations as Swingline Lender under the Prior Credit Agreement and the other Loan Documents (including this Amendment, the Credit Agreement and any other Loan Documents), except as expressly stated in any Loan Document as surviving such resignation. Immediately after giving effect to this Amendment, the Exiting Swingline Lender’s Swingline Commitment shall be reduced to $0.00 and terminated in full, and the Exiting Swingline Lender shall automatically cease to be the Swingline Lender for all purposes under the Loan Documents.
2.02    Joinder of New Swingline Lender. The New Swingline Lender, with the consent of each of the other parties to this Amendment, hereby joins, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as the Swingline Lender, including Section 2.2 of the Credit Agreement and all other rights and obligations associated with the Swingline Commitment after giving effect to this Amendment. Immediately after giving effect to this Amendment, the New Swingline Lender’s Swingline Commitment under the Credit Agreement shall be $92,300,000.
Section 3.    Joinder of New Lender.
3.01    Joinder. The New Lender hereby joins, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, in each case to the same extent as if the New Lender was an original signatory thereto.
3.02    Representations and Warranties. The New Lender hereby: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender and an Issuing Lender, as applicable, under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender and an Issuing Lender, as applicable, under the Credit Agreement,(iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender and an Issuing Lender thereunder, as applicable, and shall have the obligations of a Lender and an Issuing Lender thereunder, as applicable, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to acquire or otherwise provide its Commitment and its L/C Commitment, as the case may be, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if the New Lender is a Foreign Lender, any documentation required to be delivered by the New Lender pursuant to Section 4.11(f) of the Credit Agreement has been duly completed and executed by the New Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender or an Issuing Lender, as applicable.
Section 4.    Reallocation of Revolving Credit Exposure. After giving effect to this Amendment, including the amendments to the Credit Agreement set forth in Section 5 hereof, and any Borrowings or other Extensions of Credit made on the date hereof, (a) each Lender (including the New Lender) who holds Loans in an aggregate amount less than its Revolving Credit Commitment Percentage of all Loans (each such Lender, an “Increasing Lender”) shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Revolving Credit Commitment Percentage of all Loans, (b) each Lender’s (including the New Lender’s) participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Revolving Credit Commitment Percentage, and (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender (including the New Lender) equals its Revolving Credit Commitment Percentage of the aggregate Revolving Credit Exposure of all Lenders.

Section 5.    Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, the Credit Agreement shall be amended effective as of the date hereof in the manner provided in this Section 5.
5.01    Additional Definitions. Article I of the Credit Agreement is hereby amended by adding the following new definitions to such article in alphabetical order:
“AML Laws” means all laws, rules, and regulations of any Governmental Authority that are applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to anti-money laundering.
“Anti-Corruption Laws” means all laws, rules, and regulations of any Governmental Authority applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.
“Consolidated Net Indebtedness” means, without duplication, (a) all Indebtedness of the Parent and its Subsidiaries on a consolidated basis (excluding the face amount of Hybrid Securities outstanding at such date) minus (b)  lease obligations in connection with Permitted Self-Purchase Industrial Revenue Bonds minus (c) the aggregate outstanding amount of all Equity Preferred Securities, minus (d) the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries on a consolidated basis at such time (excluding any restricted cash and Cash Equivalents and any cash or Cash Equivalents subject to any Lien other than (i) any Lien in favor of the Administrative Agent that secures the Obligations, or (ii) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where Parent or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business). For purposes of the foregoing, Indebtedness of a non-wholly owned Subsidiary shall be included in the calculation of Consolidated Net Indebtedness only to the extent of the Credit Parties’ proportional interest therein, unless such indebtedness is recourse to the Credit Parties (in which case, the full amount of such indebtedness that is recourse to the Credit Parties shall be included in the calculation of Consolidated Net Indebtedness).
“EEA Financial Institution” means (a) any institution or firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any institution or firm established in an EEA Member Country that is a subsidiary of an institution or firm described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Equity Preferred Securities” shall mean any securities, however denominated, that meet all of the following requirements: (a) such securities are issued by the Parent or its Subsidiaries; (b) such securities are not subject to mandatory redemption; (c) such securities are perpetual or mature no earlier than twenty years after the date of issuance and no earlier than one year after the Revolving Credit Maturity Date; (d) any indebtedness issued in connection with such securities, including any guaranty, is subordinated in right of payment to the unsecured and unsubordinated Indebtedness of the issuer of such indebtedness or guaranty; and (e) the terms of such securities permit the deferral of interest or distributions thereon to a date occurring after the first anniversary of the Revolving Credit Maturity Date.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“First Amendment Effective Date” means, February 24, 2017.
“Mizuho” means Mizuho Bank, Ltd., and any successor thereto.
“Mizuho Fee Letter” means the separate fee letter agreement dated as of the First Amendment Effective Date among the Borrower, the Parent and Mizuho.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State) or, to the extent applicable, the European Union, Her Majesty’s Treasury, or any other Governmental Authority, including, to the extent applicable, any Canadian Sanctions.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
5.02    Deleted Definitions. The definitions for each of the following terms are each hereby deleted from Article I of the Credit Agreement in their respective entireties: “Consolidated Indebtedness”, and “Wells Fargo Fee Letter”.
5.03    Restated Definitions. The definitions of each of the following terms set forth in Article I of the Credit Agreement are hereby amended and restated to read in full as follows:
“Consolidated Leverage Ratio” means, as of the last day of each fiscal quarter of the Parent, the ratio of (a) Consolidated Net Indebtedness (excluding letters of credit that do not support indebtedness) on such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such day.
“Fee Letters” means, collectively, the Arranger Fee Letter, the Joint Fee Letter and the Mizuho Fee Letter.
“Issuing Lender” means each of Mizuho Bank, Ltd., Citibank, N.A., JPMorgan Chase Bank, N.A., Royal Bank of Canada, SunTrust Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Morgan Stanley Senior Funding, Inc., Wells Fargo and any other Lender as requested by the Borrower and agreed to by such Lender and the Administrative Agent, as the case may be, each in its capacity as issuer of any Letter of Credit (including any Existing Letter of Credit), or any successor thereto. All singular references to the Issuing Lender shall mean any Issuing Lender, the Issuing Lender that has issued the applicable Letter of Credit or all Issuing Lenders, as the context may require.

“L/C Commitment” means (a) in the aggregate, the lesser of (i) TWO HUNDRED MILLION DOLLARS ($200,000,000) and (ii) the Revolving Credit Commitment, (b) with respect to Mizuho Bank, Ltd. as Issuing Lender, TWENTY-FIVE MILLION DOLLARS ($25,000,000), (c) with respect to Citibank, N.A. as Issuing Lender, TWENTY-FIVE MILLION DOLLARS ($25,000,000), (d) with respect to JPMorgan Chase Bank, N.A. as Issuing Lender, TWENTY-FIVE MILLION DOLLARS ($25,000,000), (e) with respect to Royal Bank of Canada as Issuing Lender, TWENTY-FIVE MILLION DOLLARS ($25,000,000), (f) with respect to SunTrust Bank, as Issuing Lender, TWENTY-FIVE MILLION DOLLARS ($25,000,000), (g) with respect to Wells Fargo, as Issuing Lender, TWENTY-FIVE MILLION DOLLARS ($25,000,000), (h) with respect to The Bank of Tokyo-Mitsubishi UFJ, Ltd. as Issuing Lender, TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000) and (i) with respect to Morgan Stanley Senior Funding, Inc. as Issuing Lender, TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000).
“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or, to the extent applicable, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other applicable Governmental Authority, including, to the extent applicable, any Person so named under any Canadian Sanctions, (b) Person operating, organized or resident in a Sanctioned Country or (c) Person owned or controlled by any such Person or Persons described in clauses (a) and (b).
“Swingline Commitment” means NINETY-TWO MILLION AND THREE HUNDRED THOUSAND DOLLARS ($92,300,000).
“Swingline Lender” means Mizuho Bank, Ltd. in its capacity as swingline lender hereunder or any successor thereto.
5.04    Amendment to Definition of “Base Rate”. The definition of the term “Base Rate” set forth in Article I of the Credit Agreement is hereby amended by adding a new sentence at the end of such definition to read in full as follows: “If the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”.
5.05    Amendment to Definition of “Defaulting Lender”. The definition of the term “Defaulting Lender” set forth in Article I of the Credit Agreement is hereby amended by deleting existing clause (d)(i) in such definition and replacing it with new clause (d)(i) to read in full as follows: “(i) become the subject of (A) a proceeding under any Debtor Relief Law or (B) a Bail-In Action, or”.
5.06    Amendment to Definition of “Federal Funds Rate”. The definition of the term “Federal Funds Rate” set forth in Article I of the Credit Agreement is hereby amended by adding a new sentence at the end of such definition to read in full as follows: “If the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”.
5.07    Amendment to Definition of “LIBOR Market Index Rate”. The definition of the term “LIBOR Market Index Rate” set forth in Article I of the Credit Agreement is hereby amended by adding a new sentence at the end of such definition to read in full as follows: “If the LIBOR Market Index Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”.
5.08    Amendment to Definition of “LIBOR Rate”. The definition of the term “LIBOR Rate” set forth in Article I of the Credit Agreement is hereby amended by adding a new sentence at the end of such definition to read in full as follows: “If the LIBOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”.

5.09    Amendment to Definition of “Revolving Credit Commitment”. The definition of the term “Revolving Credit Commitment” set forth in Article I of the Credit Agreement is hereby amended by deleting the final sentence in such definition and replacing it with the following sentence:
The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the First Amendment Effective Date shall be $1,398,076,923.07.
5.10    Amendment to Pro Forma Provision. Section 1.2(b)(i) of the Credit Agreement is hereby amended by deleting the phrase “Consolidated Indebtedness” appearing in such section and replacing it with the phrase “Consolidated Net Indebtedness”.
5.11    Amendment to Swingline Availability. Section 2.2(a) of the Credit Agreement is hereby amended and restated to read in full as follows:
(a)    Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender shall make Swingline Loans to the Borrower from time to time from the First Amendment Effective Date through, but not including, the Revolving Credit Maturity Date; provided, that (i) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the aggregate Revolving Credit Commitment, (ii) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the Swingline Commitment, and (iii) the sum of (A) the aggregate Revolving Credit Exposure of Mizuho in its capacity as a Revolving Credit Lender plus (B) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the Revolving Credit Commitment of Mizuho in its capacity as a Revolving Credit Lender.
5.12    Amendment to Borrowing Condition. Section 5.2(a) of the Credit Agreement is hereby amended and restated to read in full as follows:
(a)    Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall be true and correct in all respects on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date, (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall remain true and correct in all respects as of such earlier date).
5.13    Restatement of Sanctions, Anti-Corruption and AML Law Representation. Section 6.17 of the Credit Agreement is hereby amended and restated to read in full as follows:
SECTION 6.17    Sanctions; Anti-Corruption and AML Laws. None of (a) the Borrower or any of its Subsidiaries, or (b) to the knowledge of the Borrower, any directors, officers, employees, Affiliate, agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or the subject of any Sanctions or (ii) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Sanctions, Anti-Corruption Laws or AML Laws, in each case, in any material respect.
5.14    Addition of “Bail-In” Representation. Section 6.18 of the Credit Agreement is hereby amended and restated to read in full as follows:
SECTION 6.18    EEA Financial Institutions. No Credit Party is an EEA Financial Institution.

5.15    Deletion of FCPA Representation. Section 6.19 of the Credit Agreement is hereby deleted in its entirety.
5.16    Amendment to Use of Proceeds Provision. Section 7.7 of the Credit Agreement is hereby amended inserting the following new sentence immediately after the period appearing at the end of such section:
The Borrower will not request any Extension of Credit, and the Borrower will not use, and will ensure that none of its Subsidiaries use, the proceeds of any Extension of Credit directly or, to the knowledge of the Borrower, indirectly (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto or any AML Laws in any material respect.
5.17    Amendment to Financial Covenant. Section 7.10 of the Credit Agreement is hereby amended and restated to read in full as follows:
SECTION 7.10    Financial Covenant.
The Consolidated Leverage Ratio, as at the end of each fiscal quarter of the Parent, (a) with respect to the fiscal quarter ending December 31, 2016, shall be less than or equal to 5.00 to 1.0, and (b) beginning with the fiscal quarter ending March 31, 2017, shall be less than or equal to (i) 5.75 to 1.0 with respect to any fiscal quarter ending on or prior to December 31, 2017, (ii) 5.50 to 1.0 with respect to the fiscal quarter ending March 31, 2018, (iii) 5.25 to 1.0 with respect to the fiscal quarter ending June 30, 2018, and (iv) 5.00 to 1.0 with respect to the fiscal quarter ending September 30, 2018 and each fiscal quarter thereafter; provided that subsequent to the consummation of a Qualified Acquisition, the Consolidated Leverage Ratio, as at the end of the three consecutive fiscal quarters following such Qualified Acquisition (including the fiscal quarter in which such acquisition is consummated), solely with respect to any such fiscal quarter that is referred to in the foregoing clauses (a), (b)(iii) or (b)(iv), shall be less than or equal to 5.50 to 1.0.
5.18    Amendments to Permitted Liens Provision. Section 8.2 of the Credit Agreement is hereby amended by (a) amending and restating subsection (q) thereof in its entirety to read in full as “(q)    [Reserved].” and (b) deleting the final sentence of such Section in its entirety.
5.19    Amendment to Administrative Agent Appointment Provision. Section 10.1 of the Credit Agreement is hereby amended by amending and restating the first sentence of such section to read in full as follows:
As of the First Amendment Effective Date, Mizuho shall be deemed to have been irrevocably appointed by each of the Lenders and each of the Issuing Lenders to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and shall be authorized to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
5.20    Amendment to Administrative Agent Resignation Provision. Section 10.6 of the Credit Agreement is hereby amended by amending and restating the first sentence of clause (d) of such section to read in full as follows:
Any resignation by Mizuho as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender.

5.21    Amendment to Notice Provision. Section 11.1(a) of the Credit Agreement is hereby amended by amending and restating the Administrative Agent notice information set forth therein to read in full as follows:
If to Mizuho as Administrative Agent:
Mizuho Bank, Ltd.
Harborside Financial Center
1800 Plaza Ten
Jersey City, NJ 07311-4098
Attention of: Maria Sherry
Telephone No.: 201-626-9384
Facsimile No.: 201-626-9935
E-mail: Lau_agent@mizuhocbus.com
With copies to:
Mizuho Bank, Ltd.
Harborside Financial Center
1800 Plaza Ten
Jersey City, NJ 07311-4098
Attention of: Verleria Wilson
Telephone No.: 201-626-9330
Facsimile No.: 201-626-9935
E-mail: Lau_agent@mizuhocbus.com
5.22    Amendment to Register. Section 11.10(c) of the Credit Agreement is hereby is hereby amended and restated to read in full as follows:
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Jersey City, New Jersey, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). As of the First Amendment Effective Date, the Revolving Credit Commitment of each Lender is set forth on the Register attached hereto as Schedule 11.10(c). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, each Issuing Lender and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.
5.23    Addition of “Bail-In” Contractual Recognition Provision. Article XI of the Credit Agreement by adding a new Section 11.24 immediately after existing Section 11.23 of such article to read in full as follows:

SECTION 11.24    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
5.24    Restatement of Form of Compliance Certificate. Exhibit F to the Credit Agreement is hereby amended and restated in its entirety in the form attached as Exhibit F hereto.
5.25    Restatement of Register. Schedule 11.10(c) to the Credit Agreement is hereby amended and restated in its entirety in the form attached as Schedule 11.10(c) hereto.
Section 6.    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:
6.01    Counterparts. The Successor Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Parent, Lenders constituting the Required Lenders, the Issuing Lenders, any Increasing Lenders, the Resigning Agent, the Exiting Swingline Lender, the New Swingline Lender, and the New Lender.
6.02    Mizuho Fee Letter. The Successor Agent shall have received a fully executed copy of the Mizuho Fee Letter.
6.03    Amendment Fees. The Successor Agent shall have received, for the account of each of Lender that executes this Amendment on or prior to the First Amendment Effective Date (each such Lender, a “Consenting Lender”) an amendment fee in an amount that is equal to (a) if such Consenting Lender is an Increasing Lender (other than the New Lender, as to which clause (b) below applies), 0.15% of the portion of the Revolving Credit Commitment of such Consenting Lender that exceeds such Consenting Lender’s commitment under the Prior Credit Agreement plus 0.10% of the portion of the Revolving Credit Commitment of such Consenting Lender under the Prior Credit Agreement, (b) if such Consenting Lender is the New Lender, 0.15% of the portion of the Revolving Credit Commitment of such Consenting Lender, and (c) if such Consenting Lender is not an Increasing Lender, 0.10% of the Revolving Credit Commitment of such Consenting Lender.
6.04    Other Fees, Expenses and Accruals. The Successor Agent and the Resigning Agent, as applicable, shall have received all arrangement and agency fees and all other fees, reimbursements or other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced (a) reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under this Amendment, the Prior Credit Agreement or the Credit Agreement (including, without limitation, any invoiced fees and expenses of Vinson & Elkins L.L.P., counsel to the Successor Agent), and (b) all accrued and unpaid amounts in respect of interest, the Facility Fee, and letter of credit commissions under the Prior Credit Agreement.
6.05    Notes. The Successor Agent shall have received duly executed Notes payable to each Lender that has requested a Note at least two Business Days prior to the date hereof in a principal amount equal to any such requesting Lender’s Revolving Credit Commitment and dated as of the date hereof.
6.06    Officer’s Certificates. The Successor Agent shall have received in form and substance reasonably satisfactory to the Successor Agent a certificate from a Responsible Officer of the Parent, on behalf of the Credit Parties, to the effect that (a) all representations and warranties of the Credit Parties contained in this Amendment and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects and except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall remain true and correct in all respects as of such earlier date), (b) none of the Credit Parties is in violation of any of the covenants contained in the Credit Agreement and the other Loan Documents, (c) after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing, and (d) since December 31, 2016, no event has occurred or condition arisen, either individually or in the aggregate, that has had a Material Adverse Effect.
6.07    Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (a) the certificate of limited partnership or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of formation, (b) the limited partnership agreement or other governing document of such Credit Party as in effect on the Closing Date, and (c) resolutions duly adopted by the general partner (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party.
6.08    Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization and, to the extent requested by the Successor Agent, each other jurisdiction where such Credit Party is qualified to do business.
6.09    Solvency Certificate. The Borrower shall have delivered to the Successor Agent a certificate, in form and substance satisfactory to the Successor Agent, and certified as accurate by the chief financial officer of the Borrower, that after giving effect to this Amendment, each Credit Party and each Subsidiary thereof is Solvent.
6.10    PATRIOT Act, etc. The Parent and the Borrower shall have provided to the Successor Agent and the Lenders (a) the documentation and other information requested by the Successor Agent and any Lender in order to comply with the requirements of the PATRIOT Act, (b) the documentation and other information requested by the Successor Agent in order to comply with all “know your customer” requirements and (c) all anti-money laundering documentation reasonably requested by the Successor Agent, in each case, to the extent requested no later than 3 Business Days prior to the First Amendment Effective Date.
Without limiting the generality of this Section 6, for purposes of determining compliance with the conditions specified in this Section 6, the Successor Agent and each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Successor Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto. Notwithstanding anything to the contrary in this Amendment, the Successor Agent shall give notice of the occurrence of the effectiveness of this Amendment, and such notice shall be conclusive and binding.

Section 7.    Representations and Warranties. Each Credit Party hereby represents and warrants to the Lenders and the Successor Agent as follows:
7.01    Reaffirmation of Existing Representations and Warranties. After giving effect to this Amendment, each representation and warranty of such Credit Party contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects and except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall be true and correct in all respects as of such earlier date).
7.02    Due Authorization; No Conflict. The execution, delivery and performance of this Amendment, and the performance of the Credit Agreement as amended hereby, (a) are within such Credit Party’s limited liability company, limited partnership or corporate powers, as applicable, have been duly authorized by all necessary limited liability company, limited partnership or corporate action, as applicable, and, if required, equity owner action in order to ensure the due authorization of this Amendment and the transactions contemplated hereby, (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect and other than those third party approvals or consents that, if not made or obtained, would not cause a Default or Event of Default, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (c) will not violate any Applicable Law or any organizational documents of such Credit Party, or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture or other agreement regarding Indebtedness of such Credit Party or give rise to a right thereunder to require any payment to be made by such Credit Party, and (e) will not result in the creation or imposition of any Lien on any Property of such Credit Party.
7.03    Validity and Enforceability. The Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to applicable Debtor Relief Laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
7.04    No Default. No Default or Event of Default has occurred that is continuing.
7.05    No Defense. Such Credit Party acknowledges that it has no defense to (a) such Credit Party’s obligations to pay the Obligations when due or (b) the validity, enforceability or binding effect against any Credit Party of the Credit Agreement or any other Loan Document to which it is a party.
Section 8.    Miscellaneous.
8.01    No Implied Consent or Waiver. This Amendment shall not be construed as a consent to the departure from or a waiver of the terms and conditions of the Credit Agreement, except as expressly set forth herein, and nothing herein shall obligate the Successor Agent or the Lenders to grant any future amendments with respect to the Credit Agreement or any other Loan Document.
8.02    Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. The amendments contemplated hereby shall not limit or impair any guaranty of the Obligations, each of which, if any, is hereby ratified, affirmed and extended to guaranty the Obligations as they may be increased pursuant hereto.
8.03    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

8.04    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Images of signatures transmitted by facsimile or other electronic transmission (e.g., .pdf) shall be effective as originals.
8.05    Integration. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
8.06    Severability. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
8.07    Headings. The headings, captions and arrangements used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
8.08    Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.
8.09    Loan Document. The parties hereto agree that this Amendment shall constitute a Loan Document under and as defined in the Credit Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.
BORROWER:

DCP MIDSTREAM OPERATING, LP

By:	/s/ Sean P. O’Brien
Name:	Sean P. O’Brien
Title:	Group Vice President and Chief Financial Officer

GUARANTOR:

DCP MIDSTREAM, LP (f/k/a DCP MIDSTREAM PARTNERS, LP)

By:     DCP Midstream GP, LP
its General Partner

By:    DCP Midstream GP, LLC
its General Partner

By:	/s/ Sean P. O’Brien
Name:	Sean P. O’Brien
Title:	Group Vice President and Chief Financial Officer

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

MIZUHO BANK, LTD.,
as the Successor Agent, the New Swingline Lender, an Issuing Lender and a Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Resigning Agent, the Exiting Swingline Lender , an Issuing Lender, and a Lender

By:	/s/ Doug McDowell
Name:	Doug McDowell
Title:	MD and Senior Portfolio Manager

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

CITIBANK, N.A.,
as an Issuing Lender and a Lender

By:	/s/ Michael Zeller
Name:	Michael Zeller
Title:	Vice President

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

JPMORGAN CHASE BANK, N.A.,
as an Issuing Lender and a Lender

By:	/s/ Anca Loghin
Name:	Anca Loghin
Title:	Authorized Signatory

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

MORGAN STANLEY BANK, N.A.,
as an Issuing Lender and a Lender

By:	/s/ Patrick Layton
Name:	Patrick Layton
Title:	Authorized Signatory

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

ROYAL BANK OF CANADA,
as an Issuing Lender and a Lender

By:	/s/ Jason York
Name:	Jason York
Title:	Authorized Signatory

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

SUNTRUST BANK,
as an Issuing Lender and a Lender

By:	/s/ Shannon Juhan
Name:	Shannon Juhan
Title:	Director

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Kimberly Miller
Name:	Kimberly Miller
Title:	Associate

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

BARCLAYS BANK PLC,
as a Lender

By:	/s/ May Huang
Name:	May Huang
Title:	Assistant Vice President

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Nupur Kamar
Name:	Nupur Kamar
Title:	Authorized Signatory

By:	/s/ Warren Van Heyst
Name:	Warren Van Heyst
Title:	Authorized Signatory

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Mark Salierno
Name:	Mark Salierno
Title:	Vice President

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

DNB CAPITAL LLC,
as a Lender

By:	/s/ Jill Ilski
Name:	Jill Ilski
Title:	First Vice President

By:	/s/ James Grubb
Name:	James Grubb
Title:	Vice President

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Kyle T. Helfrich
Name:	Kyle T. Helfrich
Title:	Assistant Vice President

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Mark Sparrow
Name:	Mark Sparrow
Title:	Director

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Lincoln LaCour
Name:	Lincoln LaCour
Title:	Assistant Vice President

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

EXPORT DEVELOPMENT CANADA,
as a Lender

By:	/s/ Sajjad Jafri
Name:	Sajjad Jafri
Title:	Asset Manager

By:	/s/ Trevor Mulligan
Name:	Trevor Mulligan
Title:	Asset Manager

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

UMB BANK, N.A.,
as a Lender

By:	/s/ David Walters
Name:	David Walters
Title:	SVP Commercial Banking

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as a New Lender

By:	/s/ Savo Bozic
Name:	Savo Bozic
Title:	Authorized Signatory

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a New Issuing Lender and a New Lender

By:	/s/ Sherwin Brandford
Name:	Sherwin Brandford
Title:	Director

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

SCOTIABANC INC.,
as a Lender

By:	/s/ J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DCP MIDSTREAM OPERATING, LP

EXHIBIT F
FORM OF OFFICER’S COMPLIANCE CERTIFICATE
Pursuant to the terms of the Credit Agreement, I, ______________________, a Responsible Officer of the Parent, hereby certify that, as of the fiscal year/quarter ending ________________, _______ the statements below are accurate and complete in all respects (all capitalized terms used herein shall have the meanings set forth in the Amended and Restated Credit Agreement dated as of May 1, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and Mizuho Bank, Ltd., as Administrative Agent).
(a)    Attached hereto as Schedule 1 are calculations (calculated as of the date of the financial statements/reports referred to in paragraph (c) below) demonstrating compliance by the Parent and its Subsidiaries with the financial covenant contained in Section 7.10 of the Credit Agreement.
(b)    No Default or Event of Default exists under the Credit Agreement, except as indicated on a separate page attached hereto, together with an explanation of the action taken or proposed to be taken by the Parent or Borrower with respect thereto.
(c)    The quarterly/annual financial statements for the fiscal period cited above, as filed with the Securities and Exchange Commission, fairly present in all material respects the financial condition of the Parent and its Subsidiaries and have been prepared in accordance with GAAP (in the case of any quarterly financial statements, subject to changes resulting from normal year-end audit adjustments).
(d)    Schedule 2 attached hereto sets forth the true and correct amount of Off Balance Sheet Indebtedness of the Parent and all Subsidiaries as of the end of fiscal period cited above.
(e)    The Credit Parties are in compliance with each of the covenants contained in Sections 7.10 and 8.2(s) of the Credit Agreement. In connection therewith, the Borrower hereby represents and warrants the following:
1.    Indebtedness secured by Liens permitted pursuant to Section 8.2(q) of the Credit Agreement amount to [______]% of Consolidated Net Tangible Assets.

EXHIBIT F-1

The undersigned has executed this Officer’s Compliance Certificate as of the day and year first written above.
DCP MIDSTREAM, LP (f/k/a DCP MIDSTREAM PARTNERS, LP)

By:    DCP Midstream GP, LP,
its general partner

By:    DCP Midstream GP, LLC,
its general partner

By:
Name:
Title:

EXHIBIT F-2

Schedule 1
to
Officer’s Compliance Certificate

Calculation of Financial Covenant
($ Millions)
Compliance with Section 7.10: Consolidated Leverage Ratio

1.	Consolidated Net Indebtedness $xxx.x

Calculation:

(a) all Indebtedness of the Parent and its Subsidiaries on a consolidated basis (excluding the face amount of Hybrid Securities outstanding at such date)	$xxx.x
(b) lease obligations in connection with Permitted Self-Purchase Industrial Revenue Bonds	$xxx.x
(c) the aggregate outstanding amount of all Equity Preferred Securities	$xxx.x
(d) aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries on a consolidated basis (excluding any restricted cash and Cash Equivalents and any cash or Cash Equivalents subject to any Lien other than (i) a Lien in favor of the Administrative Agent that secures the Obligations, or (ii) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where Parent or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business))
$xxx.x
(a) – (b) – (c) – (d) =	$xxx.x

2.	Consolidated EBITDA for the prior four-quarter period $xxx.x

3.	Consolidated Leverage Ratio (Line 1 / Line 2) x.xx
Maximum Required: Line 3 shall be less than or equal to (%6) 5.00 to 1.0 with respect to the fiscal quarter ending December 31, 2016, (b) beginning with the fiscal quarter ending March 31, 2017, (i) 5.75 to 1.0 with respect to any fiscal quarter ending on or prior to December 31, 2017, (ii) 5.50 to 1.0 with respect to the fiscal quarter ending March 31, 2018, (iii) 5.25 to 1.0 with respect to the fiscal quarter ending June 30, 2018, and (iv) 5.00 to 1.0 with respect to the fiscal quarter ending September 30, 2018 and each fiscal quarter thereafter; provided that subsequent to the consummation of a Qualified Acquisition, the Consolidated Leverage Ratio, as at the end of the three consecutive fiscal quarters following such Qualified Acquisition (including the fiscal quarter in which such acquisition is consummated), solely with respect to any such fiscal quarter that is referred to in the foregoing clauses (a), (b)(iii) or (b)(iv), shall be less than or equal to 5.50 to 1.0.
* Consolidated EBITDA, Consolidated Net Indebtedness and Consolidated Interest Expense calculated pursuant to Section 1.2(b)(i) and/or 1.2(b)(ii) of the Credit Agreement

EXHIBIT F-3

Schedule 2
to
Officer’s Compliance Certificate

[To be provided in a form acceptable to the Administrative Agent]

EXHIBIT F-4

Schedule 11.10(c)
Register

Lender	Revolving Credit Commitment	Revolving Credit Commitment Percentage
Mizuho Bank, Ltd.	$92,307,692.31	6.602475929%
Bank of America, N.A.	$92,307,692.31	6.602475929%
Barclays Bank PLC	$92,307,692.31	6.602475929%
Citibank, N.A.	$92,307,692.31	6.602475929%
JPMorgan Chase Bank, N.A.	$92,307,692.31	6.602475929%
Royal Bank of Canada	$92,307,692.31	6.602475929%
SunTrust Bank	$92,307,692.31	6.602475929%
The Toronto-Dominion Bank, New York Branch	$92,307,692.31	6.602475929%
Wells Fargo Bank, N.A.	$92,307,692.31	6.602475929%
Credit Suisse AG, Cayman Island Branch	$74,038,461.54	5.295735901%
Deutsche Bank AG New York Branch	$74,038,461.54	5.295735901%
U.S. Bank National Association	$74,038,461.54	5.295735901%
DNB Capital LLC	$54,807,692.31	3.920220083%
PNC Bank, National Association	$54,807,692.31	3.920220083%
Morgan Stanley Bank, N.A.	$46,153,846.15	3.301237964%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$46,153,846.15	3.301237964%
Scotiabanc Inc.	$37,019,230.77	2.647867951%
The Bank of Nova Scotia	$37,019,230.77	2.647867951%
Branch Banking & Trust Company	$28,846,153.84	2.063273727%
Export Development Canada	$19,230,769.22	1.375515818%
UMB Bank, N.A.	$11,538,461.53	0.825309490%
Bank Hapoalim B.M.	$9,615,384.61	0.687757909%

Total	$1,398,076,923.07	100.000000000%